EXHIBIT 8.2

                                 [Letterhead of]


                                DLA PIPER US LLP
                                [New York Office]

                                                               December __, 2006

Ladies and Gentlemen:

        We have acted as United States counsel to ChinaGrowth North Acquisition Corporation., a company incorporated under the laws of the Cayman Islands (the "Company"), in connection with the registration by the Company of related to the offering and sale of: (i) 4,500,000 units (the "Units"), with each Unit consisting of one ordinary share, par value $US0.001 per share (the "Shares")
and redeemable warrants to purchase one Share (the "Warrants") to the underwriters for whom Morgan Joseph & Co. Inc. (the "Representative") is acting as representative (collectively, the "Underwriters"); (ii) up to 675,000 Units (the "Over-Allotment Units") which the Underwriters will have a right to purchase from the Company to cover over-allotments, if any; (iii) up to 315,000 Units (the "Purchase Option Units") which the Representatives will have the right to purchase for their own account or that of their designees; (iv) all Shares and all Warrants issued as part of the Units, Over-Allotment Units and the Purchase Option Units; and (v) all Shares issuable upon exercise of the Warrants included in the Units, Over-Allotment Units and Purchase Option Units, all of which are being sold by the selling stockholder named therein, under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the "Commission") (File No. 333-134458), and all amendments thereto (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement").

        In rendering our opinion, we have reviewed the Registration Statement and have examined such records, representations, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party, including the Company, is duly organized and existing under the laws of the applicable jurisdiction of its organization and had, or will have, the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by each party indicated in the documents and that such documents constitute, or will constitute, valid and binding obligations of each party.

        In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the

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U.S. Department of Treasury (the "Regulations"), pertinent judicial authorities, rulings of the U.S. Internal Revenue Service, and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. It should also be noted that (as discussed in the Registration Statement) there is no direct legal authority addressing certain of the issues relevant to our opinion - in particular, the issue regarding whether the Company is currently a passive foreign investment company. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service, or if challenged, by a court.

        Based upon the foregoing, although the discussion in the Registration Statement under the heading "United States Federal Income Taxation" does not purport to discuss all possible United States federal income tax consequences of the acquisition, ownership and disposition of the Shares, we hereby confirm that the statements of law (including the qualifications, uncertainties and risks noted therein) under such heading represent our opinion of the material United States federal income tax consequences of the acquisition, ownership and disposition of the Units, Warrants and Shares, subject to certain assumptions expressly described in the Registration Statement under such heading.

        We express no other opinion, except as set forth above. We disclaim any undertaking advise you of any subsequent changes in the facts stated or assumed herein or subsequent changes in applicable law. Any changes in the facts set forth or assumed herein may affect the conclusions stated herein.

        We hereby  consent to the filing of this opinion with the  Commission as
Exhibit 8.2 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder.



                                                   Very truly yours,



                                                   /s/ DLA Piper US LLP